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Exhibit 23.1

CONSENT OF EXPERTS

        We hereby consent to the use in this Registration Statement of J.B. Poindexter & Co., Inc. on Form S-4 of our report dated March 23, 2005, on the financial statements of J.B. Poindexter & Co., Inc. and subsidiaries as of and for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the prospectus.

/s/ CROWE CHIZEK AND COMPANY LLC

South Bend, Indiana
March 25, 2005

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CONSENT OF EXPERTS